                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------
MapInfo Australia Pty. Limited....................           Australia
MapInfo Canada Inc................................            Canada
MapInfo GmbH......................................            Germany
MapInfo Limited...................................            England
The Data Consultancy Limited......................            England